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                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-48367 and 333-48369 of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 9, 2001, appearing in this Annual Report on Form 10-K of The Elder-Beerman Stores Corp. for the year ended February 3, 2001.



DELOITTE & TOUCHE LLP

Dayton, Ohio
April 25, 2001